Exhibit 99.1
News Release
Media Contact: Megan Manzari Investor Contact: Nathan Smith
(315) 730-2379 (801) 505-5067
megan.manzari@myriad.com nathan.smith@myriad.com

Myriad Genetics Reports Fourth Quarter 2021 Results,
Provides Updates on Product Performance and Growth Initiatives
Highlights:
•Strong business performance despite COVID-19 headwinds
•Revenue of $160.8 million in the fourth quarter and $690.6 million for the year ended December 31, 2021, up 4% and 24%, respectively
◦Excluding revenue from divested businesses, revenue increased 19% for the fourth quarter and 34% for the year
•Diluted GAAP earnings per share (EPS) of $(0.10) and adjusted EPS of $(0.02) in the fourth quarter of 2021
•Ended the quarter with $398.8 million in cash, cash equivalents and investments

SALT LAKE CITY, February 24, 2022 – Myriad Genetics, Inc. (NASDAQ: MYGN), a leader in genetic testing and precision medicine, today announced financial results for its fourth quarter and year ended December 31, 2021. The company also reiterated financial guidance for 2022 and provided an update on business performance and strategic growth plans.

“With the focus and dedication of our 2,400 teammates, we improved quarterly and annual results despite continued headwinds from the COVID-19 pandemic. I want to thank our entire team for a great year delivering on our mission of advancing the health and well-being of our patients while executing on our transformation and growth plan,” said Paul J. Diaz, President and Chief Executive Officer. “In the fourth quarter we gained traction on our new commercial strategy with new product launches, tech-enabled capabilities and more customer-centric tools that we believe will provide a strong foundation for continued growth and innovation. However, we also saw an adverse impact from the Omicron variant towards the end of 2021 and into the new year, particularly in our hereditary cancer business.”

Financial and Operational Highlights:
•Diagnostic test volumes in the fourth quarter of 2021 of 237,000 were flat year-over-year and decreased 5% sequentially from the third quarter of 2021. Excluding divested businesses, diagnostic test volumes for the quarter increased 13% year-over-year and 5% sequentially. Sequential volumes were impacted by constraints in access to healthcare providers and staffing challenges due to the COVID-19 pandemic.
◦Hereditary cancer volumes for the quarter decreased 9% year-over-year and increased 2% sequentially.
◦Prenatal test volumes in Women's Health for the quarter increased 4% year-over-year and 3% sequentially.
◦Tumor profiling test volumes in Oncology for the quarter were flat year-over-year and increased 1% sequentially.
◦Pharmacogenomics test volumes in Mental Health for the quarter increased 63% year-over-year and 8% sequentially.
•Overall, average selling price (ASP) in the fourth quarter of 2021 increased 10% year-over-year and 1% sequentially after excluding positive revenue adjustments related to better-than-expected cash collections on tests ordered in prior periods. Improvements in ASP across Myriad's product portfolio are primarily due to the benefits realized from investments made in revenue cycle management.
•Total revenue in the fourth quarter of 2021 was $160.8 million, an increase of 4% year-over-year.
◦Excluding the divested business revenue, RBM, Autoimmune and myPath, quarterly revenue increased 19% year-over-year.
•The following table summarizes year-over-year quarterly revenue changes by product category (excluding divested assets):

	Three months ended
(in millions)	December 31, 2021	December 31, 2020	% Change
Product revenues:
Hereditary Cancer	$74.8	$78.7	(5)%
Prenatal	30.1	21.1	43%
Pharmacogenomics	29.4	18.0	63%
Tumor Profiling	26.5	16.9	57%
Total	160.8	134.7	19%

•GAAP gross margin in the fourth quarter of 2021 was 71.5%; adjusted gross margin in the quarter was 71.8%, which increased 170 basis points year-over-year and 10 basis points sequentially.
•GAAP total operating expenses in the fourth quarter of 2021 were $158.1 million; adjusted operating expenses in the quarter decreased $6.2 million sequentially to $115.3 million.

•GAAP operating loss in the fourth quarter of 2021 was $(43.1) million, improving $5.1 million year-over-year; adjusted operating income was $0.1 million, increasing $11.4 million year-over year.
•Diluted GAAP EPS in the fourth quarter of 2021 were $(0.10), increasing $0.40 year-over-year; adjusted EPS were $(0.02), increasing $0.10 year-over-year.
•Ended the fourth quarter of 2021 with $398.8 million in cash, cash equivalents and investments and no debt outstanding.

Business Performance and Highlights:

Women’s Health
The Myriad Women’s Health business serves women of all ancestries by assessing their risk of cancer and offers prenatal testing solutions for those who are pregnant or planning a family. Women’s Health delivered revenue of $64.0 million in the fourth quarter of 2021, an increase of 14% year-over-year and an increase of 8% sequentially from the third quarter of 2021.
•Hereditary Cancer
◦The new MyRisk® Hereditary Cancer test with RiskScore® for all ancestries is part of the company’s mission to increase health equity and make genetic testing more inclusive. Together, MyRisk with RiskScore provides a personalized 5-year and lifetime breast cancer risk assessment for all women, regardless of ancestry – the first of its kind. Myriad Genetics provides a genetically informed breast cancer risk assessment as part of a comprehensive panel – expanding access to genetic testing for more patient populations. More than 91,000 women received a RiskScore assessment in 2021, including over 16,000 women with non-European ancestry.
◦RiskScore results are informed by a combination of genetic markers, clinical and biological variables, personal and family history, and ancestry-specific data. RiskScore is available at no additional cost to women who take the MyRisk test, and we estimate that more than 56% of women qualify for medical management after the Company's testing compared to 10% with standard hereditary cancer testing.
•Prenatal
◦Myriad Genetics saw another strong quarter from its Prequel™ noninvasive prenatal screening (NIPS) test including proprietary AMPLIFY™ technology, which significantly enhances the test's performance and works to reduce test failure rates so that patients may avoid unnecessary invasive procedures.
◦The company plans to launch a combined prenatal and carrier screening test, FirstGene®, in 2023. Delivering the clinical value of both Prequel® and Foresight® to expecting parents, FirstGene is designed to simplify the NIPS and carrier screening process by requiring only one maternal sample, enabling more patients to get answers faster.

Oncology
Myriad's Oncology business provides hereditary cancer testing, including MyRisk®, for patients who have cancer. It also provides tumor profiling products such as the EndoPredict® breast cancer prognostic test, the Prolaris® prostate cancer test, and the myChoiceCDx® companion diagnostic test for predicting response to PARP inhibitors. The Oncology business delivered revenue of $67.4 million in the fourth quarter of 2021, an increase of 12% year-over-year and a decrease of 12% sequentially from the third quarter of 2021.
•In early 2022, Myriad Genetics will launch Precise® Tumor for molecular tumor profiling – part of a suite of Precise™ Oncology Solutions that combines the company’s MyRisk germline hereditary cancer testing technology and its myChoiceCDx companion diagnostic test with a Myriad tumor profiling test powered by Illumina’s TSO500 technology and run by Intermountain Precision Genomics.
•With Precise, patients and their healthcare providers will receive one comprehensive solution from one laboratory with one team of scientists interpreting the results, which the Company believes significantly improves the quality and ease of use of the results. The combined product offering will be sold through the Myriad Oncology sales force throughout the United States and is expected to be launched this quarter.
•Myriad Genetics recently announced plans to develop new genetic testing products for cancer applications in the liquid biopsy Bx and Measurable Residual Disease (MRD) spaces.
•The company also announced plans to expand its market leading FDA approved companion diagnostic test, myChoiceCDx, to other indications including breast, prostate, and pancreatic cancers for expanded pharma clinical trials and commercial testing.

Mental Health
Myriad’s Mental Health business consists of the GeneSight® psychotropic test that covers 61 medications commonly prescribed for depression, anxiety, ADHD, and other psychiatric conditions. GeneSight helps physicians understand how genetic alterations impact patient response to antidepressants and other drugs. In the pharmacogenomics category, GeneSight delivered revenue of $29.4 million in the fourth quarter of 2021, an increase of 63% year-over-year and 22% sequentially from the third quarter of 2021.
•GeneSight saw a strong increase in new ordering providers with over 2,900 physicians ordering GeneSight for the first time in the quarter. The total number of ordering physicians increased 7% sequentially. 95% of these providers are ordering through the Company's new online portal.
•GeneSight home-based kits now represent approximately 30% of all orders. This number is expected to increase as telehealth becomes a more common alternative to in-person care and as the company expands its telemedicine partnerships.

•The Mental Health business has successfully implemented its ongoing commercial transformation with the rightsizing of its field sales force, growing its inside sales force, and executing a robust digital marketing plan to meet patients and clinicians where they are searching for mental health treatments online. Following its successful use in Mental Health, this model is now being extended to other Myriad business units.

Financial Guidance
Below is a table summarizing Myriad's fiscal year 2022 financial guidance:

(in millions, except per share amounts)	Revenue	Gross Margins	GAAP OPEX	Adjusted OPEX	GAAP EPS	Adjusted EPS
FY 2022	$670 - $700	70% - 72%	$556 - $566	$470 - $480	$(0.90) - $(0.70)	$0.00 - $0.20

Myriad's fiscal year 2022 non-GAAP guidance begins with the comparable GAAP financial measure and excludes the impact of stock-based compensation expense ($36.5 million), non-cash amortization associated with acquisitions ($41.0 million) and special items such as costs related to transformation initiatives ($8.5 million). These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release. The company will provide further details on its business outlook during the conference call today and discuss the fourth-quarter financial results and fiscal year 2022 financial guidance.

Conference Call and Webcast
A conference call will be held today, Thursday, February 24, 2022, at 4:30 p.m. EDT to discuss Myriad’s financial results and business developments for the fourth quarter 2021. The dial-in number for domestic callers is 1-800-926-5188. International callers may dial 1-212-231-2901. All callers will be asked to reference reservation number 22015280. An archived replay of the call will be available for seven days by dialing 1-800-633-8284 and entering the reservation number above. The conference call and slide presentation will be available through a live webcast at www.myriad.com.

About Myriad Genetics
Myriad Genetics is a leading genetic testing and precision medicine company dedicated to advancing health and well-being for all, empowering individuals with vital genetic insights and enabling healthcare providers to better detect, treat and prevent disease. Myriad discovers and commercializes genetic tests that determine the risk of developing disease, assess the risk of disease progression, and guide treatment decisions across medical specialties where critical genetic insights can significantly improve patient care and lower healthcare costs. For more information, visit the company's website: www.myriad.com.

Myriad, the Myriad logo, BRACAnalysis, BRACAnalysis CDx, Colaris, ColarisAP, MyRisk, Myriad myRisk, MyRisk Hereditary Cancer, myChoice, Tumor BRACAnalysis CDx, myChoice CDx, Prequel, Prequel with Amplify, Amplify, Foresight, Precise, Health.Illuminated., RiskScore, Prolaris, GeneSight, FirstGene and EndoPredict are registered trademarks or trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries.

Revenue by Product (Unaudited):

	Three months ended December 31,
(in millions)	2021					2020
	WH	ONC	MH	Other	Total	WH	ONC	MH	Other	Total	% Change
Hereditary Cancer	$33.9	$40.9	$—	$—	$74.8	$35.2	$43.5	$—	$—	$78.7	(5)%
Tumor Profiling	—	26.5	—	—	26.5	—	16.9	—	—	16.9	57%
Prenatal	30.1	—	—	—	30.1	21.1	—	—	—	21.1	43%
Pharmacogenomics	—	—	29.4	—	29.4	—	—	18.0	—	18.0	63%
Autoimmune	—	—	—	—	—	—	—	—	8.9	8.9	(100)%
Other	—	—	—	—	—	—	—	—	0.3	0.3	(100)%
Total molecular diagnostic	64.0	67.4	29.4	—	160.8	56.3	60.4	18.0	9.2	143.9	12%
Total pharma and clinical	—	—	—	—	—	—	—	—	10.7	10.7	(100)%
Total Revenue	$64.0	$67.4	$29.4	$—	$160.8	$56.3	$60.4	$18.0	$19.9	$154.6	4%

	Year ended December 31,
(in millions)	2021					2020
	WH	ONC	MH	Other	Total	WH	ONC	MH	Other	Total	% Change
Hereditary Cancer	$139.2	$177.1	$—	$—	$316.3	$132.5	$151.4	$—	$0.5	$284.4	11%
Tumor Profiling	—	120.9	—	—	120.9	—	58.2	—	0.2	58.4	107%
Prenatal	106.8	—	—	—	106.8	74.5	—	—	—	74.5	43%
Pharmacogenomics	—	—	93.7	—	93.7	—	—	58.7	—	58.7	60%
Autoimmune	—	—	—	28.2	28.2	—	—	—	35.7	35.7	(21)%
Other	—	—	—	0.5	0.5	—	—	—	1.8	1.8	(72)%
Total molecular diagnostic	246.0	298.0	93.7	28.7	666.4	207.0	209.6	58.7	38.2	513.5	30%
Total pharma and clinical	—	—	—	24.2	24.2	—	—	—	43.6	43.6	(44)%
Total Revenue	$246.0	$298.0	$93.7	$52.9	$690.6	$207.0	$209.6	$58.7	$81.8	$557.1	24%

Business Units:
WH = Women’s Health
ONC = Oncology
MH = Mental Health

Product Categories:
Hereditary Cancer - MyRisk, BRACAnalysis, BRACAnalysis CDx
Tumor Profiling – myChoice CDx, Prolaris, EndoPredict
Prenatal – Foresight, Prequel
Pharmacogenomics – GeneSight
Autoimmune – Vectra
Other – myPath
Pharma and clinical – RBM, COVID-19 testing

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Consolidated Statements of Operations
(in millions, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Molecular diagnostic testing	$160.8	$143.9	$666.4	$513.5
Pharmaceutical and clinical services	—	10.7	24.2	43.6
Total revenue	160.8	154.6	690.6	557.1
Costs and expenses:
Cost of molecular diagnostic testing	45.8	42.6	185.7	157.9
Cost of pharmaceutical and clinical services	—	4.5	11.9	20.3
Research and development expense	16.6	18.2	81.9	73.3
Selling, general, and administrative expense	127.5	137.5	537.8	496.9
Legal charges pending settlement	14.0	—	62.0	—
Goodwill and long-lived asset impairment charges	—	—	1.8	98.4
Total costs and expenses	203.9	202.8	881.1	846.8
Operating loss	(43.1)	(48.2)	(190.5)	(289.7)
Other income (expense):
Interest income	0.2	0.3	0.7	2.0
Interest expense	(0.5)	(2.9)	(6.6)	(11.2)
Other	(0.1)	0.4	139.3	15.3
Total other income (expense), net	(0.4)	(2.2)	133.4	6.1
Income (loss) before income tax	(43.5)	(50.4)	(57.1)	(283.6)
Income tax expense (benefit)	(35.9)	(12.5)	(29.9)	(59.9)
Net income (loss)	$(7.6)	$(37.9)	$(27.2)	$(223.7)
Net loss attributable to non-controlling interest	—	—	—	(0.1)
Net income (loss) attributable to Myriad Genetics, Inc. stockholders	$(7.6)	$(37.9)	$(27.2)	$(223.6)
Net income (loss) per share:
Basic	$(0.10)	$(0.50)	$(0.35)	$(2.99)
Diluted	$(0.10)	$(0.50)	$(0.35)	$(2.99)
Weighted average shares outstanding:
Basic	79.9	75.3	78.0	74.8
Diluted	79.9	75.3	78.0	74.8

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Consolidated Balance Sheets
(in millions, except share information)

	December 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$258.4	$117.0
Marketable investment securities	81.4	33.7
Trade accounts receivable	91.3	89.5
Inventory	15.3	27.1
Prepaid taxes	18.4	108.4
Prepaid expenses and other current assets	20.0	13.7
Total current assets	484.8	389.4
Operating lease right-of-use assets	81.8	59.7
Long-term marketable investment securities	59.0	21.0
Property, plant and equipment, net	43.5	40.7
Intangibles, net	404.1	576.5
Goodwill	239.2	329.2
Other assets	8.3	2.3
Total assets	$1,320.7	$1,418.8
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$29.6	$20.5
Accrued liabilities	156.5	79.1
Current maturities of operating lease liabilities	13.0	13.6
Deferred revenues	5.2	32.7
Total current liabilities	204.3	145.9
Unrecognized tax benefits	27.9	30.5
Long-term deferred taxes	35.8	71.3
Noncurrent operating lease liabilities	79.3	50.6
Long-term debt	—	224.8
Other long-term liabilities	5.6	14.7
Total liabilities	352.9	537.8
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 80.0 and 75.4 shares outstanding at December 31, 2021 and 2020, respectively	0.8	0.8
Additional paid-in capital	1,226.3	1,109.5
Accumulated other comprehensive loss	(5.1)	(2.3)
Accumulated deficit	(254.2)	(227.0)
Total Myriad Genetics, Inc. stockholders’ equity	967.8	881.0
Non-controlling interest	—	—
Total stockholders' equity	967.8	881.0
Total liabilities and stockholders’ equity	$1,320.7	$1,418.8

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in millions)

	Year ended December 31,
	2021	2020
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to Myriad Genetics, Inc. stockholders	$(27.2)	$(223.7)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	62.8	71.4
Non-cash interest expense	1.5	0.7
Non-cash lease expense	12.8	12.7
Stock-based compensation expense	36.3	24.3
Deferred income taxes	(32.1)	(4.8)
Unrecognized tax benefits	(2.6)	8.1
Non-cash impact of foreign currency transactions	—	(1.0)
Loss on inventory	6.5	—
Impairment of goodwill and long-lived assets	1.8	98.4
Gain on sale of businesses and assets	(162.0)	(1.0)
Changes in assets and liabilities:
Prepaid expenses and other current assets	(6.6)	6.4
Trade accounts receivable	(8.8)	28.9
Inventory	1.6	1.3
Prepaid taxes	89.9	(83.7)
Other assets	(4.0)	(2.3)
Accounts payable	9.2	(0.6)
Accrued liabilities	65.7	9.1
Deferred revenue	(26.6)	28.9
Net cash provided by (used in) operating activities	18.2	(26.9)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(18.0)	(13.2)
Proceeds from sale of businesses and assets	379.1	21.3
Purchases of marketable investment securities	(147.8)	(15.8)
Proceeds from maturities and sales of marketable investment securities	61.1	69.3
Net cash provided by investing activities	274.4	61.6
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock issued under stock-based compensation plans	91.8	4.0
Payment of tax withheld for common stock issued under stock-based compensation plans	(11.5)	(3.9)
Payment of contingent consideration recognized at acquisition	(3.3)	(0.1)
Fees associated with refinancing of revolving credit facility	(1.2)	(1.0)
Repayment of revolving credit facility	(226.4)	—
Net cash used in financing activities	(150.6)	(1.0)
Effect of foreign exchange rates on cash and cash equivalents	(0.6)	0.6
Change in cash and cash equivalents classified as held for sale	—	1.5
Net increase in cash and cash equivalents	141.4	35.8
Cash and cash equivalents at beginning of the period	117.0	81.2
Cash and cash equivalents at end of the period	$258.4	$117.0

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including Myriad's calendar year 2022 financial guidance and statements relating to new product launches, tech-enabled commercial capabilities, customer-centric tools, and operational improvements providing a strong foundation for continued growth and innovation, the company's plans to launch FirstGene, a combined prenatal and carrier screening test, in 2023, the company's plans to develop new genetic testing solutions for cancer applications in the liquid biopsy Bx and Measurable Residual Disease (MRD) spaces and expand its FDA approved companion diagnostic test, myChoice CDx, to other indications including breast, prostate, and pancreatic cancers for expanded pharma clinical trials and commercial testing, the company's expectation that the number of orders for GeneSight home-based kits, as a percentage of all GeneSight orders, will continue to increase as telehealth becomes a more common alternative to in-person care, and the company's strategic imperatives under the caption "About Myriad Genetics." These “forward-looking statements” are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described in the forward-looking statements.

These risks include, but are not limited to: uncertainties associated with COVID-19, including its possible effects on the company’s operations and the demand for its products and services; risks related to the company’s ability to efficiently and flexibly manage its business amid uncertainties associated with COVID-19; the risk that sales and profit margins of the company’s existing molecular diagnostic tests may decline or that the company may not be able to operate its business on a profitable basis; risks related to the company’s ability to generate sufficient revenue from its existing product portfolio or in launching and commercializing new tests; risks related to changes in governmental or private insurers’ coverage and reimbursement levels for the company’s tests or the company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests; risks related to increased competition and the development of new competing tests and services; the risk that the company may be unable to develop or achieve commercial success for additional molecular diagnostic tests in a timely manner, or at all; the risk that the company may not successfully develop new markets for its molecular diagnostic tests, including the company’s ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying the company’s molecular diagnostic tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating or constructing the company’s laboratory testing facilities; risks related to public concern over genetic testing in general or the company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the company’s ability to obtain new corporate collaborations or licenses and acquire or develop new technologies or businesses on satisfactory terms, if at all; risks related to the company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses, acquires or develops; risks related to the company’s projections about the potential market opportunity for the company’s current and future products; the risk that the company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the company’s tests; the risk of patent-infringement claims or challenges to the validity of the company’s patents; risks related to changes in intellectual property laws covering the company’s molecular diagnostic tests, or patents or enforcement, in the United States and foreign countries; risks related to security breaches, loss of data and other disruptions, including from cyberattacks; risks of new, changing and competitive technologies and regulations in the United States and internationally; the risk that the company may be unable to comply with financial operating covenants under the company’s credit or lending agreements; risks related to current and future lawsuits, including product or professional liability claims; and other factors discussed under the heading “Risk Factors” contained in Item 1A of the company’s Transition Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2021, as well as any updates to those risk factors filed from time to time in the company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Statement regarding use of non-GAAP financial measures
In this press release, the company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached schedules and a description of the adjustments made to the GAAP financial measures is included at the end of the schedules.
The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures
for the Three Months and Year ended December 31, 2021 and 2020
(unaudited data in millions, except per share amount)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Adjusted Gross Margin
GAAP Gross Profit (1)	$115.0	$107.5	$493.0	$378.9
Equity compensation	0.4	0.4	1.4	1.4
Other adjustments	—	0.4	1.3	0.5
Adjusted Gross Profit	$115.4	$108.3	$495.7	$380.8
Adjusted Gross Margin	72%	70%	72%	68%
(1) Consists of total revenues less cost of molecular diagnostic testing and cost of pharmaceutical and clinical services from the Consolidated Statements of Operations.

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Adjusted Operating Expenses
GAAP Operating Expenses (1)	$158.1	$155.7	$683.5	$668.6
Acquisition - amortization of intangible assets	(9.8)	(15.2)	(50.1)	(60.7)
Goodwill and long-lived asset impairment charges	—	—	(1.8)	(98.4)
Equity compensation	(8.0)	(6.2)	(34.9)	(23.0)
Transformation initiatives	(6.0)	(8.5)	(24.8)	(18.1)
Divestiture-related costs	—	—	(1.8)	—
Legal charges pending settlement	(14.0)	—	(62.0)	—
Other adjustments	(5.0)	(6.2)	(21.4)	(9.6)
Adjusted Operating Expenses	$115.3	$119.6	$486.7	$458.8
(1) Consists of research and development expense, selling, general, and administrative expense, legal charges pending settlement, and goodwill and long-lived asset impairment charges from the Consolidated Statements of Operations.

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Adjusted Operating Income (Loss)
GAAP Operating Loss	$(43.1)	$(48.2)	$(190.5)	$(289.7)
Acquisition - amortization of intangible assets	9.8	15.2	50.1	60.7
Goodwill and long-lived asset impairment charges	—	—	1.8	98.4
Equity compensation	8.4	6.6	36.3	24.4
Transformation initiatives	6.0	8.5	24.8	18.1
Divestiture-related costs	—	—	1.9	—
Legal charges pending settlement	14.0	—	62.0	—
Other adjustments	5.0	6.6	22.7	10.1
Adjusted Operating Income (Loss)	$0.1	$(11.3)	$9.1	$(78.0)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Adjusted Net Income (Loss) (1)
GAAP Net Income (Loss) Attributable to Myriad Genetics, Inc. Stockholders	$(7.6)	$(37.9)	$(27.2)	$(223.6)
Acquisition - amortization of intangible assets	9.8	15.2	50.1	60.7
Goodwill and long-lived asset impairment charges	—	—	1.8	98.4
Equity compensation	8.4	6.6	36.3	24.4
Transformation initiatives	6.0	8.5	24.8	18.1
Gain on sale	—	—	(151.6)	—
Divestiture-related costs	—	—	14.5	—
Legal charges pending settlement	14.0	—	62.0	—
Other adjustments	5.0	6.6	21.9	11.2
Tax impact of non-GAAP adjustments	(37.2)	(8.2)	(31.2)	(38.8)
Adjusted Net Income (Loss)	$(1.6)	$(9.2)	$1.4	$(49.6)
Weighted average shares outstanding:
Basic	80.0	75.3	78.0	74.8
Diluted	80.0	75.3	80.2	74.8
Adjusted Net Income (Loss) Per Share
Basic	$(0.02)	$(0.12)	$0.02	$(0.66)
Diluted	(0.02)	(0.12)	0.02	(0.66)
(1) To determine Adjusted Net Income (Loss) Per Share, or adjusted EPS.

Adjusted Free Cash Flow Reconciliation
for the Three Months and Year Ended December 31, 2021 and 2020
(unaudited data in millions)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Cash flow from operations	$(9.9)	$(14.4)	$18.2	$(26.9)
Capital expenditures	(3.4)	(6.4)	(18.0)	(13.2)
Free cash flow	$(13.3)	$(20.8)	$0.2	$(40.1)
Transformation initiatives	6.0	8.5	24.4	18.1
Other adjustments	5.0	6.3	10.2	11.0
Tax impact associated with non-GAAP adjustments	(2.6)	(3.6)	(7.9)	(7.4)
Adjusted Free cash flow	$(4.9)	$(9.6)	$26.9	$(18.4)

Following is a description of the adjustments made to GAAP financial measures:
•Acquisition – amortization of intangible assets – represents recurring amortization charges resulting from the acquisition of intangible assets.
•Goodwill and long-lived asset impairment charges – impairment charges on long-lived assets and goodwill.
•Equity compensation – non-cash equity-based compensation provided to Myriad employees and directors.
•Transformation initiatives – transitory costs such as consulting and professional fees related to transformation initiatives.
•Gain on sale – gain, net of transaction costs, recognized on our divestitures of the Myriad myPath, LLC laboratory, Myriad RBM, Inc. and the Myriad Autoimmune business.
•Divestiture-related costs – non-recurring costs associated with our divestitures of the Myriad myPath, LLC laboratory, Myriad RBM, Inc. and the Myriad Autoimmune business.
•Legal charges pending settlement – as of December 31, 2021, we accrued $48.0 million for a potential settlement of the qui tam lawsuit against Crescendo Bioscience, LLC (formerly known as Crescendo Bioscience, Inc.) and the company and $14.0 million for settlement of the Abelli lawsuit.
•Other adjustments – other one-time non-recurring expenses including expenses related to leadership transition, severance and retention agreements, expenses expected to be reimbursed by insurance, and changes in the fair value of contingent consideration related to acquisitions from prior years.
•Tax impact associated with non-GAAP adjustments – tax expense/(benefit) due to non-GAAP adjustments, differences between stock compensation recorded for book purposes as compared to the allowable tax deductions, and CARES Act legislation.